UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
Plumas Bancorp
(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530)283-7305
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Plumas Bancorp held on May 18, 2011, the shareholders voted on (i) the election of eight director nominees (Proposal 1), (ii) the approval of non-binding advisory vote on executive compensation (Proposal 2) and the ratification of the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending December 31, 2011 (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:
Proposal #1: Election of Directors
On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

		Votes
		Withheld or
	Votes For	Against		Broker
Nominee	Nominee	Nominee	Abstentions	Non-Votes
Alvin G. Blickenstaff	1,632,447	92,820	n/a	1,701,570
William E. Elliott	1,640,197	85,070	n/a	1,701,570
Gerald W. Fletcher	1,639,447	85,820	n/a	1,701,570
John Flournoy	1,634,097	91,170	n/a	1,701,570
Arthur C. Grohs	1,639,447	85,820	n/a	1,701,570
Robert J. McClintock	1,643,572	81,695	n/a	1,701,570
Terrance J. Reeson	1,637,781	87,486	n/a	1,701,570
Daniel E. West	1,640,822	84,445	n/a	1,701,570
Proposal #2: Non-Binding Advisory Vote on Executive Compensation
On the proposal for the approval of non-binding advisory vote on executive compensation the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
1,630,766	61,741	32,760	1,701,570
Proposal #3: Ratification of the Appointment of Independent Auditors
On the proposal for the ratification of the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending December 31, 2011 the voting results were as follows:

For	Against	Abstain
3,375,594	2,681	48,562

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)
May 20, 2011	By:	/s/ Richard L. Belstock
		Name:	Richard L. Belstock
		Title:	Interim Chief Financial Officer